SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ________________________

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              TECHS LOANSTAR, INC.
                 ______________________________________________
                 (Name of small business issuer in its charter)


           Nevada                          8741                  20-4682058
________________________________________________________________________________
  (State or jurisdiction of    (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization   Classification Code Number)  Identification No.)


                              TECHS LOANSTAR, INC.
                             112 North Curry Street,
                              Carson City, NV 89703
                                 (775) 284-3770
            ________________________________________________________
            (Address and telephone of registrant's executive office)


(Address of principal place of business or intended principal place of business)


                     STATE AGENT & TRANSFER SYNDICATE, INC.
                             112 North Curry Street,
                              Carson City, NV 89703
                                 (775) 882-1013
            _________________________________________________________
            (Name, address and telephone number of agent for service)


Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement

If this Form is filed to register additional securities for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                       Proposed     Proposed
                                       maximum       maximum
   Title of each                       offering     aggregate
class of securities   Amount to be      price       offering       Amount of
 to be registered      registered    per unit [1]     price     registration [3]
________________________________________________________________________________

Common Stock by
Selling Shareholders   3,100,000        $0.01       $31,000[2]       $3.32


[1] The offering price has been arbitrarily determined by the selling shareholders and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

[2] Techs Loanstar will not receive any of the proceeds from the sale of common stock by the selling security shareholders.

[3] Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o). Whereas all the securities are being offered by existing security holders and if the security holders offer, if any, securities to the general public, the registration fee is to be calculated upon the basis of the proposed offering price to the general public.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.


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                                     PART I

                                   PROSPECTUS

                              TECHS LOANSTAR, INC.

                             SHARES OF COMMON STOCK
   3,100,000 SHARES OF COMMON STOCK BEING SOLD BY THE SELLING SECURITY HOLDERS

Techs Loanstar, Inc. is registering 3,100,000 shares of common stock on behalf of certain selling shareholders, as named under "The Selling Security Holders" within this registration statement. The selling security holders are selling all of the shares. The offering price for the shares will be $0.01 per share until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange. The selling security holders may sell at prevailing market prices or privately negotiated prices only after the shares are quoted on either the OTC Bulletin Board or an exchange.

The selling securities holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. Techs Loanstar, Inc. does not receive any proceeds from the sale of any of the shares held by the selling security holders.

The offering will conclude when all 3,100,000 shares of common stock registered in this statement have been sold, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. Techs Loanstar, Inc. may at its discretion extend the offering for an additional 90 days.

Prior to this offering, there has been no public trading market for the common stock. Techs Loanstar, Inc.'s common stock is presently not traded on any market or securities exchange.

INVESTING IN THE COMPANY'S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 7.

                     PLEASE READ THIS PROSPECTUS CAREFULLY.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is June 8, 2007


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


                                TABLE OF CONTENTS
                                                                        Page No.

Part I   INFORMATION REQUIRED IN PROSPECTUS
         Item 3.  Summary Information and Risk Factors .................    6
         Item 4.  Use of Proceeds ......................................   16
         Item 5.  Determination of Offering Price ......................   16
         Item 6.  Dilution .............................................   16
         Item 7.  Selling Security Holders .............................   16
         Item 8.  Plan of Distribution .................................   18
         Item 9.  Legal Proceedings ....................................   19
         Item 10. Directors, Executive Officers, Promoters and Control
                  Persons ..............................................   19
         Item 11. Security Ownership of Certain Beneficial Owners and
                  Management ...........................................   20
         Item 12. Description of Securities ............................   21
         Item 13. Interest of Named Experts and Counsel ................   22
         Item 14. Disclosure of Commission Position of Indemnification
                  for Securities Act Liabilities .......................   22
         Item 15. Organization Within the Last Five Years ..............   23
         Item 16. Description of Business ..............................   23
         Item 17. Management's Discussion and Analysis and Plan of
                  Operation ............................................   25
         Item 18. Description of Property ..............................   26
         Item 19. Certain Relationships and Related Transactions .......   27
         Item 20. Market for Common Equity and Related Stockholder
                  Matters ..............................................   27
         Item 21. Executive Compensation ...............................   27
         Item 22. Financial Statements .................................   28
         Item 23. Changes In and Disagreements With Accountants on
                  Accounting and Financial Disclosure ..................   38

Part II  INFORMATION NOT REQUIRED IN THIS PROSPECTUS STATEMENTS
         Item 24. Indemnification of Directors and Officers ............   38
         Item 25. Other Expenses of Issue and Distribution .............   38
         Item 26. Recent Sales of Unregistered Securities ..............   38
         Item 27. Exhibits .............................................   39
         Item 28. Undertakings .........................................   40

         Signatures ....................................................   41


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


                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until __________________, (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.





































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


ITEM 3.  SUMMARY INFORMATION AND RISK FACTORS

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

SUMMARY INFORMATION ABOUT TECHS LOANSTAR, INC.

Techs Loanstar, Inc. ("Techs Loanstar," "the company," or "we,") was incorporated in the State of Nevada as a for-profit company on April 7, 2006 and established a fiscal year end of April 30. We are a development-stage company organized to enter into the loan management services industry with proprietary loan management software that we intend to procure. The company expects to provide low cost, user friendly data base applications for the growing payday and equity loan industry.

Techs Loanstar will compete with traditional loan management software developers by offering a range of consulting services and customized data base applications to pay day and equity loan businesses.

Our business office is located at 112 North Curry Street, Carson City NV 89703-4934 and our telephone number is (775) 284-3770, fax (775) 621-9200. Our
United States and registered statutory office is located at 112 North Curry Street, Carson City NV 89703-4934, telephone number (775) 882-1013.

As of January 31, 2007, the end of the most recent fiscal quarter, Techs Loanstar had raised $22,500 through the sale of its common stock. There is $17,489 of cash on hand in the corporate bank account. The company currently has liabilities of $0.00. In addition, the company anticipates incurring costs associated with this offering totaling approximately $5,803. As of the date of this prospectus, we have generated no revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements the company is filing with this prospectus.

SUMMARY OF THE OFFERING BY THE SELLING SECURITY HOLDER

Techs Loanstar has 10,100,000 shares of common stock issued and outstanding and is registering 3,100,000 of these shares on behalf of certain individuals named as "The Selling Security Holders" within this registration statement. The selling security holders may endeavor to sell all 3,100,000 shares of their common stock after this registration becomes effective. The price at which the selling security holders offer their shares is fixed at $0.01 per share for the duration of the offering. Techs Loanstar will not receive any proceeds from the sale of the common stock by the selling security holder.

Securities being offered by the      Up to 3,100,000 common shares are being
selling security holders, common     offered by the selling security holders.
stock, par value $0.001

Offering price per share by the      A price, if and when the selling security
selling security holders.            holders sell the shares of common stock, is
                                     set at $0.01. However, the selling security holders will be responsible to determine if and when they sell their shares.

Number of shares outstanding         10,100,000 common shares are currently
before the offering of common        issued and outstanding.  3,100,000 of the
shares                               issued and outstanding shares are being
                                     offered for sale under this prospectus by the selling security holders.

Minimum number of shares to be       None.
sold in this offering

Market for the common shares         There is no public market for the common
                                     shares. The price per share is $0.01. In addition, the offering price for the shares will remain $0.01 per share until such a time the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange.


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


Use of proceeds                      Techs Loanstar will not receive any
                                     proceeds from the sale of the common stock by the selling shareholders. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at
                                     $5,803, are being paid for by Techs
                                     Loanstar.

Termination of the offering          The offering will conclude when all
                                     3,100,000 shares of common stock have been sold, or 90 days after this registration statement becomes effective with the
                                     Securities and Exchange Commission. Techs
                                     Loanstar may at its discretion extend the offering for an additional 90 days.

Terms of the offering                The selling security holders will sell the
                                     common stock offered in this prospectus
                                     upon the approval of this registration
                                     statement.

You should rely only upon the information contained in this prospectus. Techs Loanstar has not authorized anyone to provide you with information different from that which is contained in this prospectus. The selling security holder's are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or of any sale of the common stock.

SUMMARY OF FINANCIAL INFORMATION

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations and the financial statements and the related notes thereto included elsewhere in this prospectus.

   BALANCE SHEET         AS OF JANUARY 31, 2007

Total Assets                    $17,498
Total Liabilities               $  0.00
Shareholder's Equity            $17,489

                         APRIL 7, 2006 (INCEPTION)
   OPERATING DATA        THROUGH JANUARY 31, 2007

Revenue                          $ 0.00
Net Loss                        ($5,011)
Net Loss Per Share              ($ 0.00)

As shown in the financial statements accompanying this prospectus, Techs Loanstar has had no revenues to date and has incurred only losses since its inception. The company has had no operations and has been issued a "going concern" opinion from their accountants, based upon the company's reliance upon the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

Our company is subject to those financial risks generally associated with development stage companies. Since we have sustained losses since inception, we will require financing to fund our development activities and to support our operations. However, we may be unable to obtain such financing. We are also subject to risks factors specific to our business strategy and the loan management services industry. Rapid changes in industry standards for loan management systems may require us to introduce new products and services before profitable operations can be attained. We may be unable to introduce new


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products and services on a timely basis. Moreover, there is no guarantee that any such products will allow us to achieve profitable operations in the future.

Techs Loanstar considers the following to be the material risks to an investor regarding this offering. Techs Loanstar should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

AUDITOR'S GOING CONCERN

THERE IS SUBSTANTIAL DOUBT ABOUT TECHS LOANSTAR'S ABILITY TO CONTINUE AS A GOING CONCERN.

Our auditor's report on our January 31, 2007 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Since our sole officer and director may be unwilling or unable to loan or advance additional capital to Techs Loanstar, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. You may be investing in a company that will not have the funds necessary to continue to deploy its business strategies. See "January 31, 2007 Audited Financial Statements - Auditors Report."

As the company has been issued an opinion by its auditors that substantial doubt exists as to whether the company can continue as a going concern, it may be more difficult for the company to attract investors.

RISKS RELATED TO OUR FINANCIAL CONDITION SINCE THE COMPANY ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY.

The company anticipates increases in its operating expenses, without realizing any revenues from its services. Within the next 12 months, these increases in expenses will be attributed to the cost of (i) licensing, modifying, packaging and distributing our open-source loan management software, (ii) initiating the company's sales and marketing capabilities (iii) hiring staff and (iv) other general corporate and working capital purposes. Please see our "Plan of Operations" in this prospectus for a more detailed description of these costs.

The company will incur financial losses in the foreseeable future to pay for its loan management software and to solicit product and services orders from a significant number of finance companies. There is no history upon which to base any assumption as to the likelihood that the company will prove successful. We cannot provide investors with any assurance that our products and services will attract customers among established loan companies, generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business will fail, which will result in the loss of your entire investment.

IF WE DO NOT OBTAIN ADDEQUATE FINANCING, OUR BUSINESS WILL FAIL, WHICH WILL RESULT IN THE COMPLETE LOSS OF YOUR INVESTMENT.

Techs Loanstar's cash balance, as of January 31, 2007, is $17,489. The company anticipates that its monthly ongoing expenses over the next twelve months to be $500. Techs Loanstar will require additional financing in order to maintain its corporate existence and status as a reporting issuer and implement its business plans and strategy. The company intends to raise additional capital through private placements once it gains a listing on a recognized exchange.

We require significant capital over the next twelve months, to source and modify the core data base functionality of our loan management software and establish our sales and marketing initiatives. We will require additional funds to establish our website and build our customer base by soliciting service contracts and product orders from pay day and equity loan providers throughout North America. If we are not successful in earning revenues once we have our loan management software and services and commenced business operations, we may require additional financing to sustain business operations. Currently, we do


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


not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the company's ability to attract customers from established loan management software providers. These factors may have an effect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us.

No assurance can be given that the company will obtain access to capital markets in the future, or that financing adequate to satisfy the cash requirements to implement our business strategies will be available on acceptable terms. The inability of the company to gain access to capital markets, or obtain acceptable financing could have a material adverse effect upon the results of its operations and upon its financial condition.

RISKS RELATED TO THIS OFFERING

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT.

A purchase of the offered shares is highly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price. The business objectives of the company are also speculative and we may be unable to meet our objectives. The shareholders of the company may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment in the company. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

INVESTORS WILL PAY MORE FOR TECHS LOANSTAR'S COMMON STOCK THAN THE PRO RATA PORTION OF OUR ASSETS ARE WORTH; AS A RESULT, INVESTING IN OUR COMMON STOCK MAY RESULT IN AN IMMEDIATE LOSS.

The offering price and other terms and conditions regarding the company's shares have been arbitrarily determined by the company and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, since the company has recently formed and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The arbitrary offering price of $0.01 per common share as determined herein, is substantially higher than the net tangible book value per share of Techs Loanstar's common stock. Techs Loanstar's assets do not substantiate a share price of $0.01 per share. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the company obtaining a listing on any exchange or becoming quoted on the OTC Bulletin Board.

SINCE THE COMPANY HAS 75,000,000 AUTHORIZED SHARES, THE COMPANY'S MANAGEMENT COULD ISSUE ADDITIONAL SHARES, DILLUTING THE COMPANY'S CURRENT SHARE HOLDERS' EQUITY.

The company has 75,000,000 authorized shares, of which only 10,100,000 are currently issued and outstanding and will be issued and outstanding after this offering terminates. The company's management could, without the consent of the company's existing shareholders, issue substantially more shares, causing a dilution in the equity position of the company's current shareholders. Additionally, large share issuances by the company would generally have a negative impact on the company's share price. It is possible that, due to additional share issuance, you could loose a substantial amount, or all, of your investment.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE.


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We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation, growth and expansion of our business.

SECURITIES MARKET FACTORS.

There is currently no traded public market for the company's common stock. There are no assurances that any public market will be established or maintained for the company's stock. As a result, the offering price and other terms and conditions relative to the company's shares have been arbitrarily determined by the company and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the company was formed recently and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

AS WE MAY BE UNABLE CREATE OR SUSTAIN A MARKET FOR THE COMPANY'S SHARES, THEY MAY BE EXTREMELY ILLIQUID.

If no market develops, the holders of our common stock may find it difficult or impossible to sell their shares. Further, even if a market develops, our common stock will be subject to fluctuations and volatility.

The company cannot apply directly to be quoted on the NASD Over-The-Counter Bulletin Board (OTC). Additionally, the stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker in the company's stock. Despite the company's best efforts, the company may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. The company may consider pursuing a listing on the OTCBB after this registration becomes effective and the selling shareholders have completed their offering.

IN THE EVENT THAT THE COMPANY'S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERLY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY'S SHARES.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a "penny stock", which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

SINCE OUR COMPANY'S SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 69% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT HIS DECISIONS ARE CONTRARY TO THEIR INTERESTS.

The company's sole officer and director owns 69% of the outstanding shares and will own 69% after this offering is completed by the selling security holders. As a result, he will be able to choose all of our directors and control the direction of the company. The company's sole officer and director's interests may differ from the interests of other stockholders. Factors that could cause his interests to differ from the interests of other stockholders include the


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impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to devote to the company.

All decisions regarding the management of the company's affairs will be made exclusively by its sole officer and director. Purchasers of the offered shares may not participate in the management of the company and the success of the company will depend entirely upon the management abilities of the company's sole officer and director. The only assurance that the shareholders of the company, including purchasers of the offered shares, have that the company's sole officer and director will not abuse his discretion in executing the company's business affairs, is his fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless that person is willing to entrust all aspects of management to the company's sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the company's management.

THE COMPANY CANNOT PROVIDE ANY GUIDANCE AS TO THE FEDERAL TAX IMPLICATIONS OR CONSEQUENCES OF THE PURCHASE OR SALE OF THESE SHARES.

Neither the company nor the selling shareholders have obtained a ruling from the Internal Revenue Service, or the opinion of counsel, with respect to the federal income tax consequences of this offering. Consequently, purchasers of the offered shares must evaluate for themselves the income tax implications that result from their purchase and possible subsequent sale of the offered shares.

RISKS RELATED TO INVESTING IN OUR COMPANY

AS THE COMPANY'S SOLE OFFICER AND DIRECTOR HAS OTHER OUTSIDE BUSINESS ACTIVITIES, HE MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HIS TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERUPTIONS OR BUSINESS FAILURE.

Mr. Pizzacalla, our sole officer and director, has other outside business activities and currently devotes approximately 7-12 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Mr. Pizzacalla, which may result in periodic interruptions or suspensions of our business plan. If the demands of the company's business require the full business time of our sole officer and director, he is prepared to adjust his timetable to devote more time to the company's business. However, he may not be able to devote sufficient time to the management of the company's business, which may result in periodic interruptions in implementing the company's plans in a timely manner. Such delays could have a significant negative effect on the success of the business.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY, WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

The company is entirely dependent on the efforts of its sole officer and director. The loss of its sole officer and director, or of other key personnel hired in the future, could have a material adverse effect on the business and its prospects. The company believes that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel and the company plans to continue these efforts in the future. However, there is no guarantee that replacement personnel, if any, will help the company to operate profitably. The company does not maintain key person life insurance on its sole officer and director.

SINCE OUR SOLE OFFICER AND DIRECTOR HAS NO DIRECT EXPERIENCE IN THE LOAN MANAGEMENT OR SOFTWARE INDUSTRIES, THE COMPANY MAY NEVER BE SUCCESSFUL IN IMPLEMENTING ITS BUSINESS STRATEGY, WHICH WILL RESULT IN THE LOSS OF YOUR INVESTMENT.

Our sole officer and director has no direct experience in the sales and marketing of loan management services or software. As a result, our management may not be fully aware of many of the specific requirements of operating a software business. Management's decisions and choices may also not account for the business or sales strategies which are commonly deployed in the loan management services industry. Consequently our operations, earnings and ultimate


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financial success could suffer irreparable harm due to management's lack of experience in this area. As a result, we may have to suspend or cease operations, which will result in the loss of your investment.

IF THE COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO THE SHAREHOLDERS.

In the event of the dissolution of the company, the proceeds realized from the liquidation of its assets, if any, will be distributed to the shareholders only after the claims of the company's creditors, if any, are satisfied. In that case, the ability of purchasers of the offered shares to recover all or any portion of his or her purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

COMPENSATION MAY BE PAID TO OUR OFFICERS, DIRECTOR AND EMPLOYEES REGARDLESS OF THE COMPANY'S PROFITABILITY. SUCH PAYMENTS MAY NEGATIVELY AFFECT OUR CASH FLOW AND THE ABILITY OF THE COMPANY TO FINANCE ITS BUSINESS PLAN, WHICH WOULD CAUSE OUR BUSINESS TO FAIL.

The sole officer and director and any future employees of the company may be entitled to receive compensation, payments and reimbursements regardless of whether the company operates at a profit or a loss. Any compensation received by our sole officer and director, or any other management personnel in the future, will be determined from time to time by the Board of Directors. We expect to reimburse our sole officer and director and any future management personnel for any direct out-of-pocket expenses they incur on behalf of the company.

THERE IS A LIMITATION ON LIABILITY OF THE SOLE OFFICER AND DIRECTOR OF THE COMPANY. INVESTORS IN THIS OFFERING MAY NOT FEEL COMFORTABLE INVESTING IN A COMPANY WHOSE SOLE OFFICER AND DIRECTOR HAS LIMITED OR NO LIABILITY TO ITS SHAREHOLDERS FOR DAMAGES.

The Articles of Incorporation of the company include a provision eliminating or limiting the personal liability of the company's sole officer and director and its shareholders for damages for breach of fiduciary duty as a director or officer. Accordingly, the officer and director may have no liability to the shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud or a knowing violation of law or results in unlawful distributions to the shareholders.

RISKS RELATED TO THE COMPANY'S MARKET AND STRATEGY

SINCE WE ARE A NEW COMPANY AND LACK AN OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE, WHICH MAY RESULT IN THE LOSS OF YOUR INVESTMENT.

Techs Loanstar is a development stage company formed recently to carry out the activities described in this prospectus and thus has only a limited operating history upon which an evaluation of its prospects can be made. We were incorporated on April 7, 2006 and to date have been involved primarily in organizational activities, software evaluation and market research; we have transacted no business operations. Thus, there is no internal or industry-based historical financial data for any significant period of time upon which to estimate the company's planned operating expenses.

The company expects that its results of operations may also fluctuate significantly in the future as a result of a variety of factors. These include, among other factors, the entry of new competitors into the loan management services industry, the introduction and acceptance of new or enhanced management systems or services by the company or its competitors, our ability to anticipate and effectively adapt to developing markets, our ability to attract, retain and motivate qualified personnel, the initiation, renewal or expiration of our customer base, pricing changes by the company or its competitors, specific economic conditions and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

The company's anticipated expenses are relatively fixed in the short term and we expect that they will be partially offset by our future revenues. The company may not be able to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in relation to its expectations would have an immediate adverse impact upon the company's business, financial condition and the results of its operations. In addition, the company may decide from time to time to make certain pricing, service or marketing decisions or acquisitions that could have a material adverse effect on its business, financial condition or the results of its operations and may not result in the long-term benefits intended. Due to all of the foregoing factors, it is probable that in some future period the company's operating results may be less than the expectations of public market analyses and investors. In such event, the price of the company's securities, including its common stock, would probably be materially adversely affected.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

ABILITY OF THE COMPANY TO IMPLEMENT ITS BUSINESS STRATEGY.

Although the company intends to pursue a strategy of aggressively marketing our loan management products and services, implementation of this strategy will depend in upon a number of factors. These include our ability to establish a significant base of customers, maintain favorable relationships with customers, effectively design customized products and services for its customers, obtain adequate financing on favorable terms in order to fund its business, maintain appropriate procedures, policies and systems, hire, train and retain skilled employees and to continue to operate within an environment of increasing competition. The inability of the company to obtain or maintain any or all of these factors could impair our ability to implement our business strategy successfully, which could have a material adverse effect on the results of its operations and its financial condition.

DUE TO THE COMPANY'S DEPENDENCE ON COMPUTER AND TELECOMMUNICATIONS INFRASTRUCTURE AND COMPUTER SOFTWARE, ANY SYSTEMS DISRUPTIONS OR OPERATING MALFUNCTIONS WOULD AFFECT THE COMPANY'S COSTS OF DOING BUSINESS AND COULD CAUSE OUR BUSINESS TO FAIL.

The company will market its software and provide customer services through its website and the internet. We will rely upon the internet to administer our clients software systems, distribute and receive payment for periodic software upgrades to our clients systems and, finally, to contact and solicit service orders from prospective customers. The company's success will be depend in part on computer systems that deliver its software upgrades and the networks that connect those computer systems, especially the e-commerce connections that allow the company to collect revenues for the services it provides. Operating malfunctions in the software systems of financial institutions and other parties may also have an adverse affect on the operations of the company.

IF THE COMPANY CANNOT CREATE A SIGNIFICANT MARKET FOR ITS LOAN MANAGEMENT SERVICES IN WHAT IS AN EXTREMELY COMPETITIVE INDUSTRY, OUR BUSINESS WILL FAIL AND OUR SHAREHOLDERS MAY LOSE THEIR ENTIRE INVESTMENT.

The strategy of the company for growth is substantially dependent upon its ability to market its services successfully to prospective clients. However, its planned loan management software systems and services may not achieve significant acceptance among its target finance businesses. Such acceptance, if achieved, may not be sustained for any significant period of time. There is no guarantee that any substitute services or products we develop will be sufficient to permit the company to recover our associated costs. Failure of the company's services and products to achieve or sustain market acceptance could have a material adverse effect on our business, financial condition and the results of our operations.


THE COMPANY MAY NOT BE ABLE TO CONTINUE OPERATING IF IT IS UNABLE TO MANAGE ITS FUTURE GROWTH.

The company expects to experience growth and expects such growth to continue for the foreseeable future. The company's growth may place a significant strain on its management, financial, operating and technical resources. Failure to manage this growth effectively could have a material adverse effect on the company's financial condition or the results of its operations.

THERE IS A RISK THE COMPANY MAY BE UNABLE TO CONTINUE ITS SERVICES OR CONTINUE OPERATIONS IF IT EXPERIENCES UNINSURED LOSSES OR AN ACT OF GOD.

The company may, but is not required to, obtain comprehensive liability and other business insurance of the types customarily maintained by similar businesses. There are certain types of extraordinary occurrences, however, which may be either uninsurable or not economically insurable. For example, in the event of a major earthquake, our computer systems could be rendered inoperable for protracted periods of time, which would impair our ability to distribute software updates or collect revenues and thus adversely affect our financial condition. In the event of a major civil disturbance, the company's operations could be adversely affected. Should such an uninsured loss occur, the company could lose significant revenues and financial opportunities in amounts that would not be partially or fully compensated by insurance proceeds.

THE COMPANY'S ENTIRE BUSINESS STRATEGY IS DEPENDENT ON THE SALE OF ITS LOAN MANAGEMENT SOFTWARE AND SERVICES. IF THE COMPANY IS UNABLE TO ACHIEVE ITS SALES ESTIMATES IT MAY FAIL AND SHAREHOLDERS MAY LOSE THEIR INVESTMENT.

The strategy of the company for growth may be substantially dependent upon its ability to market and distribute it loan management software and services successfully and may require it to introduce successful new software systems and services. Other companies, including those with substantially greater financial, marketing and sales resources, compete with the company. There can be no assurance that the company will be able to market and distribute its products and services on acceptable terms, or at all. There can be no assurance that the company will be able to develop new products and services that will be commercially successful. Failure to market its products and services successfully, or develop, introduce and market new products and services successfully, could have a material adverse effect on the company's business, financial condition or the results of our operations.

THE COMPANY IS DEPENDANT ON THIRD-PARTY PROVIDERS FOR CERTAIN SERVICES AND MAY NOT BE ABLE TO CONTINUE OPERATIONS IF THERE IS A DISRUPTION IN THE SUPPLY OF SUCH SERVICES.

The company will depend upon third party independent software developers to supply our loan management software. Further, we plan on retaining independent contractors to provide other essential services to the company. The company also anticipates hiring contractors to build its web site. Such third party suppliers and contractors have no fiduciary duty to the shareholders of the company and may not perform as expected. Inasmuch as the capacity for certain services by certain third parties may be limited, the inability of those third parties, for economic or other reasons, to provide services could have a material adverse effect upon the results of our operations and financial condition.

RISKS RELATED TO INVESTING IN OUR INDUSTRY

THE PAY DAY AND EQUITY LOAN INDUSTRY IS CLOSELY REGULATED AND CHANGES IN LAWS AND PRACTICES MAY HAVE AN ADVERSE AFFECT ON OUR ABILITY TO MARKET OUR PRODUCTS AND SERVICES.

The United States and Canada closely regulate the pay day and equity loan industry. Several lawsuits have challenged sub prime loans as violations of state usury laws. If such lawsuits are successful in those states in which we operate or if state laws are changed to restrict the sub prime loan industry, our customer will be required to change the manner in which they conduct their business. Such developments could make our products and services obsolete, require costly modifications of our product line or reduce our customer base.

There is a substantial risk that our customers may be materially and adversely affected by future litigation, new state or federal regulations or consumer initiatives directed against our customers individually or against the sub prime loan industry in general. Several states have also raised questions related to the proper regulatory framework for sub prime loans. Each state where we operate regulates the sub prime loan business through consumer protection and lending practices laws (such as truth-in-lending and usury). These laws and regulations, among other things, establish licensing requirements, regulate credit approval and application procedures, establish maximum fees and late payment charges, require specified disclosures to customers and govern collection practices. Our customers' inability or failure to comply with any adverse changes in the regulatory environment, such as new laws and regulations or new interpretations of existing laws and regulations, could result in fines, class-action litigation or interruption or cessation of certain of their business activities. Any of these events would hurt our customer base and could have a material and adverse effect upon our business, operating results and financial condition.

AS THE COMPANY'S PRODUCTS ARE PRIMARILY INTENDED FOR USE IN THE PAY DAY AND SHORT TERM EQUITY LOAN INDUSTRY, ANY DOWNTURN IN THE INDUSTRY WOULD REDUCE THE DEMAND FOR OUR SERVICES AND PRODUCTS AND COULD MAKE OUR BUSINESS UNPROFITABLE.

The company has identified a growing market in the emerging pay day and short term equity loan industries for its loan management services and software. Many factors could lead to a downturn in these industries, such as changes in our customers' regulatory environment. Any such industry downturn would restrict our target market and adversely affect the company's ability to conduct its business and achieve profitability.

THE COMPANY'S BUSINESS STRATEGY ANTICIPATES INTERNATIONAL SALES. THERE IS SIGNIFICANT RISK ASSOCIATED WITH DOING BUSINESS IN INTERNATIONAL MARKETS AND THE COMPANY MAY FAIL TO MEET SALES LEVELS REQUIRED IN ORDER TO REMAIN IN BUSINESS.

The company anticipates that revenue from the sale of its products will be derived from customers located primarily in the United States of America and Canada. Since a number of our principal customers may be located in other countries as well, the company anticipates that international sales may account for a portion of its revenues. There can be no assurance that the company will be able to manage any international operations effectively or that the company's activities will enable it to compete successfully in international markets or to satisfy the service and support requirements of its customers. There can be no assurance that any of these factors will not have a material adverse effect on the company's business, financial condition, and results of operations.

The company may sell its services and products in currencies other than the United States dollar, which would make the management of currency fluctuations difficult and expose the company to risks in this regard. The company's results of operations may be subject to fluctuations in the value of various currencies against the United States dollar. Although management will monitor the company's exposure to currency fluctuations, there can be no assurance that exchange rate fluctuations will not have a material adverse effect on the company's results of operations, or financial condition.

GENERAL COMPETITION.

The company has identified a market opportunity for loan management services and software systems in the emerging pay day and short term equity loan industries. Competitors may enter this segment of the loan management services industry with superior software and services, thus rendering our services and software obsolete and nullifying our competitive advantage. There may be companies in certain vertical markets, such as the traditional financial institutions that are better financed and have long standing business relationships with our primary potential customers. There can be no guarantee that such pre-existing companies will not mimic Techs Loanstar's business model and loan management services and systems. This would infringe on our client and customer base and have an adverse affect upon our business and the results of our operations.

OTHER TECHNOLOGICAL FACTORS.

The software services industry is generally characterized by rapidly changing technology that could result in the obsolescence or short life cycles of our loan management software and services. These market characteristics are exacerbated by the emerging nature the pay day and equity loan business and the fact that in the near future many companies are expected to introduce loan management systems and services similar to those offered by the company. Accordingly, the ability of the company to compete will depend upon its ability to continually enhance and improve its loan management systems and services and to provide new and innovative software and services. Competitors may develop services or technologies that render those of the company obsolete or less marketable. In addition, the company's systems and services may not prove to be sufficiently reliable or robust in wide spread commercial application.

AVAILABLE INFORMATION

Techs Loanstar filed a registration statement on Form SB-2 with the Securities and Exchange Commission, under the Securities Act of 1933, covering the securities in this offering. As permitted by rules and regulations of the Commission, this prospectus does not contain all of the information in the registration statement. For further information regarding both Techs Loanstar, Inc. and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 100 F Street, N.E., Washington, D.C. 20549. Copies may be obtained upon request and payment of prescribed fees.

ITEM 4.  USE OF PROCEEDS

Techs Loanstar, Inc. will not receive any proceeds from the sale of the securities being registered pursuant to this statement on behalf of the selling shareholders.

ITEM 5.  DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by Techs Loanstar and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The price of the current offering is fixed at $0.01 per share. This price is significantly greater than the price paid by the company's sole officer and director for common equity since the company's inception on April 7, 2006. The company's sole officer and director paid $0.001 per share, a difference of $0.009 per share lower than the share price in this offering.

ITEM 6: DILUTION

The Company is not selling any common stock and Techs Loanstar will not receive any of the proceeds from the sale of common stock by the selling security shareholders.

ITEM 7.  SELLING SECURITY HOLDERS

Techs Loanstar is registering, for offer and sale, shares of common stock held by certain selling security holders listed below. The selling security holders may offer their shares for sale on a continuous or delayed basis pursuant to Rule 415 under the 1933 Act.

To date, no steps have been taken to list Techs Loanstar's common stock on any public exchange. We intend to apply for listing on a public exchange as soon as meeting listing requirements; however, there is no assurance that Techs Loanstar will be granted a listing. Moreover, even if we are granted a listing for our common stock, the selling shareholders will be limited to selling the shares at $0.01 per share (the set offering price per share pursuant to this prospectus) until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange.

All of the shares registered herein will become tradable on the effective date of this registration statement. The following table sets forth information as of the date of this offering, with respect to the beneficial ownership of our common stock both before and after the offering. The table includes all those who beneficially own any of our outstanding common stock and are selling their shares in the offering. The company is not aware of any selling security holders being a broker-dealer or being affiliated with a broker-dealer.

NOTE: As of the date of this prospectus, our sole officer and director, Gary Pizzacalla, owns 7,000,000 common shares, which are subject to Rule 144 restrictions. There are currently thirty-two (32) shareholders of our common stock.

The percentages determined in these calculations are based upon the 10,100,000 of our common shares issued and outstanding as of the date of this prospectus. The following table shows the number of shares and percentage before and after this offering:


___________________________________________________________________________________________________

NAME AND ADDRESS OF        OWNERSHIP     %            TOTAL SHARES     TOTAL SHARES     %
BENEFICIAL OWNERS OF       BEFORE        BEFORE       OFFERED FOR      AFTER            OWNED AFTER
COMMON STOCK               OFFERING      OFFERING     SALE             OFFERING         OFFERING
                                         (1)
___________________________________________________________________________________________________

Gary Pizzicalla            7,000,000     69%          0                7,000,000        69%

Anthony Pizzacalla         100,000       1%           100,000          0                0%

Catherine Pizzacalla       100,000       1%           100,000          0                0%

Tom Pizzacalla             100,000       1%           100,000          0                0%

Janette Pizzacalla         100,000       1%           100,000          0                0%

Rob Repovs                 100,000       1%           100,000          0                0%

Marina Repovs              100,000       1%           100,000          0                0%

Pamela Mary Hutchinson     100,000       1%           100,000          0                0%

Donna Langille             100,000       1%           100,000          0                0%

Connie Hardie              100,000       1%           100,000          0                0%

Kim De Boer                100,000       1%           100,000          0                0%

Randall Scott Webb         100,000       1%           100,000          0                0%

Victor Cullihall           100,000       1%           100,000          0                0%

Brian Jordan               100,000       1%           100,000          0                0%

Roberta Stubbs             100,000       1%           100,000          0                0%

Dean McClernon             100,000       1%           100,000          0                0%

Jason Repovs               100,000       1%           100,000          0                0%

John Palmer                100,000       1%           100,000          0                0%

Kathleen M. Palmer         100,000       1%           100,000          0                0%

Betty K. Davidson          100,000       1%           100,000          0                0%

Ron Dooris                 100,000       1%           100,000          0                0%

James Metchette            100,000       1%           100,000          0                0%

Kelsie Williams            100,000       1%           100,000          0                0%

James Ferriday             100,000       1%           100,000          0                0%

Anthony R. Bird            100,000       1%           100,000          0                0%

Brian L. Carlyle           100,000       1%           100,000          0                0%

Gary Palmer                100,000       1%           100,000          0                0%

Heather Smith              100,000       1%           100,000          0                0%

James Repovs               100,000       1%           100,000          0                0%

Ihor Andrew Salij          100,000       1%           100,000          0                0%

Paul Johnson               100,000       1%           100,000          0                0%

Catherine Johnson          100,000       1%           100,000          0                0%
___________________________________________________________________________________________________


(1)      Based on 10,100,000 common shares outstanding prior to the primary offering



            EXCEPT AS PURSUANT TO APPLICABLE COMMUNITY PROPERTY LAWS, THE PERSONS NAMED IN THIS TABLE HAVE SOLE VOTING AND INVESTMENT POWER WITH RESPECT TO ALL SHARES OF COMMON STOCK.

As a group, the 31 selling security holders are hereby registering 3,100,000 common shares. The price per share is $0.01 and will remain so unless and until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange. The selling security holders may sell at prevailing market prices or privately negotiated prices only after the shares are quoted on either the OTC Bulletin Board or an exchange.

The shares owned by the selling security holders were acquired over a period of time from June 16 to September 20 of 2006. We issued a total of 3,100,000 common shares for consideration of $15,500, which was accounted for as a purchase of common stock.

The shares owned by the selling security holders are being registered pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission, which Rule pertains to delayed and continuous offerings and sales of securities. In regard to the shares offered under Rule 415, Techs Loanstar undertakes in Part II of this registration statement to keep this registration statement current during any period in which offers or sales are made pursuant to Rule 415.

In the event the selling security holders receive payment for the sale of their shares, Techs Loanstar will not receive any of the proceeds from such sales. Techs Loanstar is bearing all expenses in connection with the registration of the shares of the selling security holders.

To our knowledge, none of the selling security holders have either (1) had a material relationship with Techs Loanstar, other than as a shareholder as noted above, at any time since inception (April 7, 2006) or (2) ever been an officer or director of Techs Loanstar.

ITEM 8.  PLAN OF DISTRIBUTION
The selling security holders are registering 3,100,000 shares of common stock for possible resale at the price of $0.01 per share. The percentage of the total outstanding common stock being offered by the selling shareholders is approximately 31% based upon the 10,100,000 common shares that are issued and outstanding as of the date of this prospectus. There is no arrangement to address the possible effect of the offerings on the price of the stock.

Techs Loanstar will not receive any proceeds from the sale of the shares by the selling security holders. The price per share is $0.01 and will remain so unless and until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange. The selling security holders may sell at prevailing market prices or privately negotiated prices only after the shares are quoted on either the OTC Bulletin Board or an exchange. However, Techs Loanstar's common stock may never be quoted on the OTC Bulletin Board or listed on any exchange.

If and when the common stock is quoted on the OTC Bulletin Board or listed on an exchange, the selling security holders' shares may be sold to purchasers from time to time directly by, and subject to the discretion of, the selling security holders. Further, the selling security holders may occasionally offer their shares for sale through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling security holders and/or the purchasers of the shares for whom they may act as agents. The shares sold by the selling security holders may be sold occasionally in one or more transactions, either at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale, or at prices otherwise negotiated at the time of sale. Such prices will be determined by the selling security holders or by agreement between the selling security holders and any underwriters.

In the event that the selling security holders enter into an agreement, after the effective date of this Registration Statement, to sell their shares through a broker-dealer that acts as an underwriter, Techs Loanstar will file a post-effective amendment to this Registration Statement and to file the agreement as an exhibit to the amended Registration Statement. The amendment will identify the underwriter, provide the required information on the plan of distribution and revise the appropriate disclosures in the Registration Statement.

Any underwriter, dealer, or agent who participates in the distribution of the securities registered in this Registration Statement may be deemed to be an "underwriter" under the Securities Act. Further, any discounts, commissions, or concessions received by any such underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. If and when a particular offer is made by or on the behalf of the selling security holders, we will prepare a registration statement, including any necessary supplements thereto, setting forth the number of shares of common stock and other securities offered and the terms of the offering, including:

     (a) the name or names of any underwriters, dealers, or agents, the purchase price paid by any underwriters for the shares purchased from the selling security holders, and

     (b) any discounts, commissions, and other items constituting compensation from the selling security holders, and

     (c) any discounts, commissions, or concessions allowed, realized or paid to dealers, and

     (d)  the proposed selling price to the public.

Pursuant to Regulation M of the General Rules and Regulations of the Securities and Exchange Commission, no person engaged in a distribution of securities on behalf of a selling security holder may simultaneously bid for, purchase or attempt to induce any person to bid for or purchase securities of the same class during the period of time starting five business days prior to the commencement of such distribution and continuing until the selling security holder, or other person engaged in the distribution, is no longer a participant in the distribution.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in such states only through registered or licensed brokers or dealers in those states. In addition, in certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which Techs Loanstar has complied.

In addition and without limiting the foregoing, the selling security holders will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Techs Loanstar will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) other than commissions, expenses, reimbursements and discounts of underwriters, dealers or agents, if any.

ITEM 9.  LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and to our knowledge; no such proceedings are threatened or contemplated by any party.

ITEM 10.  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

OFFICERS AND DIRECTORS

Our sole director serves until his successor is elected and qualified. Our sole officer is elected by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating or compensation committees. The company's current Audit Committee consists of our sole officer and director.

The name, address, age, and position of our present officer and director is set forth below:

  Name and Address       Age                Position(s)

Gary Pizzacalla           47    President, Secretary/ Treasurer,
3838 Spicewood Way              Chief Financial Officer and
Mississauga, Ontario            Chairman of the Board of Directors.
Canada L5N 7W3

The person named above has held his offices/positions since inception of our company and is expected to hold his offices/positions at least until the next annual meeting of our stockholders.

BACKGROUND OF OFFICERS AND DIRECTORS

Mr. Pizzacalla is a 22-year veteran of the Information Technology Industry, possessing expertise in the areas of programming, hardware/software installation and maintenance and has an extensive background in sales and marketing. His strong business acumen was gained through seven years as an entrepreneur in a successful Consulting and Manufacturer's Representative business venture. He is formally trained and well versed in solution selling techniques and best practices. With a total of 17 years of consulting experience in the implementation of hardware, software and service solutions, Gary's expertise is further enhanced by working with a diverse mix of end user and reseller organizations, including school boards, universities, cities, government, small business and large corporate accounts.

Mr. Pizzacalla's sales experience includes the successful promotion and implementation of mid-range accounting and manufacturing software solutions into small and medium-sized businesses. He also has an extensive background and solid understanding of the Printer / Copier / Supplies & Service Industry, having held Management Level positions throughout his career. Gary has successfully managed a wide range of Reseller and Distribution accounts on both a Regional and National level. His success is built on his ability to secure and nurture solid relationships with `C' Level Management. He worked closely with Sales, Marketing and Product Management teams in creating the tools and promotions necessary to motivate their sales force, thus providing the impetus for them to focus on his products and increase sales.

From 2005 until 2006, Mr. Pizzacalla was IT Product Specialist / Category Manager at Corporate Express Canada Inc., Mississauga, Ontario, Canada. As part of the Sales Management Team he was responsible for growing the IT Product Category in terms of revenue and gross margin dollars. He accomplished this primarily through supporting approximately 75 Sales Reps in the Ontario Division. With his general knowledge of IT Products and expertise in the Printer and Supplies Industry, he was the resident expert and driving force for the category. The success of the IT Product Category during his tenure is measured by YTD results of attaining 107% of revenue and 108% of the gross margin dollars budget, representing 15% growth YOY.

From 2003 until 2005, Mr. Pizzacalla was Account Manager at The Computer Media Group of Brampton, Ontario, Canada. He was responsible for exceeding specific revenue and gross profit quotas in large corporations and government accounts. He effectively utilized standard sales practices and techniques to arrange meetings with qualified prospects, introduce TCMG, and probe to uncover their needs. He handled the entire preparation, completion and submission of tenders and RFQ's for both public and private sector organizations, and maintained an account base consisting of corporations, cities, utilities, government and educational institutions.

From 2000 until 2003, Mr. Pizzacalla was Territory Sales Manager for OKI Data Americas, Inc., Mississauga, Ontario, Canada. Mandated to increase sales in the Greater Toronto Area and Eastern Ontario with an emphasis on the promotion of OKI's color printer line, Mr. Pizzacalla accomplished this through a) strategically recruiting new direct and indirect resellers; b) focused product and sales training to distribution and reseller sales teams and; c) through presentations and solution selling in joint sales calls to top opportunities in major corporate accounts. He also monitored and utilized his account's CO-OP funds, as well as managed a Marketing Development Fund budget, creating customized incentive programs to help garner mind share and drive sales higher. Reporting included revenue and product forecasting, with account and opportunity updating.

CONFLICTS OF INTEREST

At the present time, the company does not foresee any direct conflict of interest between Mr. Pizzacalla's other business interests and his involvement in Techs Loanstar.

ITEM 11.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

                   Name and Address of       Amount and Nature      Percent
Title of Class     Beneficial Owner [1]     of Beneficial Owner     of Class


 Common Stock      Gary Pizzacalla,              7,000,000            69%
                   3838 Spicewood Way
                   Mississauga, L5N 7W3
                   Canada

                   All Officers and
                   Directors as a Group
                   (1 person)                    7,000,000            69%


[1] The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Pizzacalla is the only "promoter" of our company.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue control our company after the offering, investors in this offering will be unable to change the course of our operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power.

ITEM 12.  DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

* have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

* are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

* do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;

* and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 69% of our outstanding shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

ANTI-TAKEOVER PROVISIONS

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in our control. Provisions 78.378 through
78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay to make more difficult acquisitions or changes in our control. However, these provisions only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the State of Nevada appearing on our stock ledger, and we do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely to occur. Currently, we have no Nevada shareholders and, since this offering will not be made in the State of Nevada, no shares will be sold to Nevada residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do business in the State of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

REPORTING

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time, however, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, Techs Loanstar will act as its own transfer agent.

STOCK OPTION PLAN

The Board of Directors of Techs Loanstar has not adopted a stock option plan ("Stock Option Plan"). The company has no plans to adopt a stock option plan but may choose to do so in the future. If such a plan is adopted, this plan may be administered by the board or a committee appointed by the board (the "Committee"). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted. Techs Loanstar may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

STOCK AWARDS PLAN

The company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

ITEM 13.  INTEREST OF NAMED EXPERTS AND COUNSEL

None

ITEM 14. DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

ITEM 15.  ORGANIZATION WITHIN THE LAST FIVE YEARS

We were incorporated on April 7, 2006 under the laws of the State of Nevada. On that date, Gary Pizzacalla was appointed as our sole director. Mr. Pizzacalla was also appointed as President, Secretary, Treasurer and Chief Executive Officer.

ITEM 16.  DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT

Techs Loanstar, Inc. ("Techs Loanstar") is a development stage company incorporated on April 7, 2006 in the State of Nevada to enter into the loan management services industry with low cost data base applications. We will obtain these software systems by modifying open source code supplied by independent third party providers. We intend to supply customized versions of our data base systems to pay day and equity loan companies

To date, the company's operations have been limited to researching data base and e-commerce software systems. We have not yet implemented our business model or developed our website. To date, we have generated no revenues from our operations.

BUSINESS OF ISSUER

Techs Loanstar plans to offer low cost custom data base applications to the growing pay day and short term equity loan industries. Our services to loan companies include evaluating their enterprise software needs, designing and maintaining custom loan management data base applications and integrating loan management systems with the clients existing enterprise software systems, such as e-commerce transaction systems.

MARKET OPPORTUNITY

The recent growth of the pay day and short term equity loan industries has stimulated demand for low cost loan administration systems that smaller firms can easily configure and integrate with their existing software systems. Techs Loanstar intends to enter this market with custom software and data base systems built upon open source code provided by independent third party programers.

MARKET FOR SHORT TERM LOANS

Over 25 million people in the United States have a potential need for a short-term loan. Today there are over 25,000 loan stores and hundreds of call centers servicing the marketplace. All of these locations have a need for standardization of the lending process and flexibility to service the customer in a fast, efficient manner. Techs Loanstar offers its loan management database to allow loan merchants all over the world to maintain uniform lending, collections and business operations.

The life cycle of the short-term loan industry in the last few years has passed through the acceptance and regulation phases and is now into the growth and consolidation-of-participants phases. Industry statistics reveal that the market currently is around $48 billion in transaction volume, generating approximately $8 billion in annual fee income.

Most of the successful participants in the industry today are seeking technological solutions to better automate and enhance their operations. The customer in this marketplace requires additional purchase points, such as websites supporting E-signature, to make transactions easier, faster and more confidential. Techs Loanstar keeps up to date with the various technologies and how they can be implemented into a merchant's business operations.

DESCRIPTION OF OUR PRODUCTS AND SERVICES

We intend to provide short term equity finance and pay day loan companies with low cost integrated software solutions for automating their lending and business operations. However, Tech Loanstar does not develop software applications. Rather, we customize, re-package, distribute and support open-source database applications and e-commerce software systems purchased from independent third party developers. We will provide clients with a comprehensive suite of services including the assessment of their software and business systems requirements, the design of solutions that meet these requirements and the integration of their business and software systems into their existing enterprise level software programs.

Techs Loanstar's primary offering is the identification and implementation of web-based enterprise level software and software support services for the short-term loan industry. However, our research on merchants, banks, vendors, regulators and other groups in the industry has given us a unique perspective to assist our customers in several ways. This experience allows us to provide the additional services identified below:

- Call center
- Website integration
- Data conversion
- Internet lead integration
- Accounting file auto export
- Merchant support
- Loan management system training.

COMPETITIVE ADVANTAGES

Techs Loanstar expects to enjoy a significant advantage over traditional software houses and existing loan management systems. The company believes that its competitive strengths will include the ease of use of our planned loan management software and the quality of our systems integration services.

MARKETING

Our initial marketing efforts may include:

- Participating in finance industry trade shows.
- Direct marketing.
- Trade Magazine and online advertising.
- Approaching finance industry organizations, such as The Toronto Financial Services Alliance.

STAFFING

As of January 31, 2007, Techs Loanstar has no permanent staff other than its sole officer and director, Mr. Gary Pizzacalla, who is the President and Chairman of the company. Mr. Pizzacalla is employed elsewhere and has the flexibility to work on Techs Loanstar up to 10 hours per week and is prepared to devote more time, as may be required.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

At present, Techs Loanstar has no employees other than its current sole officer and director, Mr. Pizzacalla, who has not been compensated for his work. There are no employment agreements in existence. The company presently does not have, pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the company may adopt plans in the future. There are presently no personal benefits available to the company's director.

ITEM 17.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our plans or predictions. Please see the section of this prospectus entitled "Forward Looking Statements".

COMPANY OVERVIEW

We are a development-stage company organized to enter into the equity finance and pay day loan management services industry with specialized data base applications. We have recently commenced business operations and have not generated any revenues.

Our auditors have issued a "going concern" opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any substantial revenues and no substantial revenues are anticipated until we have completed the financing anticipated in this offering. Accordingly, we must raise cash from sources other than from the sale of our content and services. Our only other source for cash at this time is investments by others in this offering. We must raise cash to implement our business strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year. Our success or failure will be determined by our ability to develop new systems and services.

As of January 31, 2007, Techs Loanstar had $17,489 cash on hand and in the bank. Management believes this amount will satisfy our cash requirements for the next twelve months or until such time that additional proceeds are raised. We plan to satisfy our future cash requirements - primarily the working capital required for the development of our e-commerce systems and marketing campaign and to offset legal and accounting fees - by additional equity financing. This will likely be in the form of private placements of common stock. There is no additional offering planned at present.

Management believes that if subsequent private placements are successful, we will generate sales revenue within the following twelve months thereof. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

If Techs Loanstar is unsuccessful in raising the additional proceeds through a private placement offering it will then have to seek additional funds through debt financing, which would be highly difficult for a new development stage company to secure. Therefore, the company is highly dependent upon the success of the anticipated private placement offering described herein and failure thereof would result in Techs Loanstar having to seek capital from other resources such as debt financing, which may not even be available to the company. However, if such financing were available, because Techs Loanstar is a development stage company with no operations to date, it would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing and determine whether the business could sustain operations and growth and manage the debt load. If Techs Loanstar cannot raise additional proceeds via a private placement of its common stock or secure debt financing it would be required to cease business operations. As a result, investors in Techs Loanstar's common stock would lose all of their investment.

The staged procurement of our loan management data base systems will continue over the next 12 months. Other than purchasing its management software, Techs Loanstar does not anticipate obtaining any further products or services. Techs Loanstar does not expect the purchase or sale of plant or any significant equipment and Techs Loanstar does not anticipate any change in the number of our employees. Techs Loanstar's current material commitments include the total costs of the planned offering as provided herein, estimated at $5,803.

Techs Loanstar has no current plans, preliminary or otherwise, to merge with any other entity.

PLAN OF OPERATION

One of the advantages of working with database applications is that they can be licensed in stages and expanded and enhanced over time. Over the 12 month period starting upon the effective date of this registration statement, the company must raise capital and start the staged procurement of our loan management software systems.

The first step is to acquire a data base application that we can customize to suite a wide variety of finance businesses, such as pay day and equity loan businesses and leasing and finance companies (estimated to cost $7,000). We expect to complete this step within 120 days of the effective date of this registration statement.

The next stage is procuring e-commerce transaction software required in advance of the client functionality that enables the purchase of our products and services over the Internet (estimated to cost $4,000). We expect to have this software within 180 days of the effective date of this registration statement.

The final stage is procuring client functionality modules to augment the loan management data base systems with call center, website integration, data conversion, internet lead integration and accounting file auto export services (estimated to cost $8,000). During this stage we will continue work on the client, transaction and administration modules and other data base functionality. We expect these systems to be ready within 360 days of the effective date of this registration statement.

During this period of time we will initiate our marketing activities to attract prospective clients from a large number of North American pay day and equity loan businesses (estimated to cost $15,000).

If we can complete these stages and we receive a positive reaction from our potential customers, we will attempt to raise money through a private placement, public offering or long-term loans to purchase additional functionality for our loan management software.

At present, our sole officer and director has invested $7,000 in the company. He is unwilling to make any commitment to loan us any more money, but may reconsider if we source desirable software programs at reasonable pricing. His unwillingness to provide us with additional funding is simply because he does not want to. At the present time, we have not made any arrangements to raise additional cash. If we need additional cash but are unable to raise it, we will either suspend marketing operations until we do raise the cash, or cease operations entirely. Other than as described in this paragraph, we have no other financing plans.

If we are unable to complete any phase of our software procurement or marketing efforts because we don't have enough money, we will cease our development and or marketing operations until we raise money. Attempting to raise capital after failing in any phase of our software procurement plan would be difficult. As such, if we cannot secure additional proceeds we will have to cease operations and investors would lose their entire investment.

Management does not plan to hire additional employees at this time. Our sole officer and director will be responsible for the initial product sourcing. Once the company begins building its Internet website, it will hire an independent consultant to build the site. The company also intends to hire sales representatives initially on a commission only basis to keep administrative overhead to a minimum.

OFF BALANCE SHEET ARRANGEMENTS

The company has no off balance sheet arrangements with any party.

ITEM 18. DESCRIPTION OF PROPERTY

The company does not own any real estate or other properties. The company's office is located at 112 North Curry Street, Carson City NV 89703-4934. Our telephone number is (775) 284-3770 and our fax number is (604) 775-621-9200

ITEM 19.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 21, 2006, we issued a total of 7,000,000 shares of common stock to Gary Pizzacalla, our sole officer and director, for total cash consideration of $7,000. This was accounted for as a purchase of common stock. From June 2006 through to September 2006, we issued a total of 3,100,000 common shares for consideration of $15,500, which was accounted for as a purchase of common stock.

ITEM 20.  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Prior to this offering, there has been no public trading market for the common stock. Techs Loanstar, Inc.'s common stock is presently not traded on any market or securities exchange. None of the common stock is subject to outstanding options or warrants to purchase, or securities convertible into common stock.

On April 21, 2006 a total of 7,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers' transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

As a group, the 31 selling security holders are hereby registering 3,100,000 common shares. The price per share is $0.01 and will remain so unless and until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange. The selling security holders may sell at prevailing market prices or privately negotiated prices only after the shares are quoted on either the OTC Bulletin Board or an exchange (please see "Plan of Distribution" below).

The shares owned by the selling security holders were acquired from June 16 to September 20 of 2006. We issued a total of 3,100,000 common shares for consideration of $15,500, which was accounted for as a purchase of common stock.

The shares owned by the selling security holders are being registered pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission, which Rule pertains to delayed and continuous offerings and sales of securities. In regard to the shares offered under Rule 415, Techs Loanstar undertakes in Part II of this registration statement to keep this registration statement current during any period in which offers or sales are made pursuant to Rule 415.

In the event the selling security holders receive payment for the sale of their shares, Techs Loanstar will not receive any of the proceeds from such sales. Techs Loanstar is bearing all expenses in connection with the registration of the shares of the selling security holders.

ITEM 21.  EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

Techs Loanstar has made no provisions for paying cash or non-cash compensation to its sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The following table sets forth the compensation paid by us from inception on April 7, 2006 through January 31, 2007. The compensation addresses all compensation awarded to, earned by, or paid to our named executive officer up to

January 31, 2007. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.



Summary Compensation Table

(a)          (b)    (c)      (d)     (e)      (f)      (g)               (h)             (i)            (j)

Name and     Year   Salary   Bonus   Stock    Option   Non-Equity        Non-Qualified   All Other      Total
Principal           (US$)    (US$)   Awards   Awards   Incentive  Plan   Deferred        Compensation   (US$)
Position                             (US$)    (US$)    Compensation      Compensation    (US$)
                                                       (US$)             (US$)

Gary
Pizzacalla   2006   0        0       0        0        0                 0               0              0
President    2007   0        0       0        0        0                 0               0              0



We did not pay any salaries in 2006 or 2007. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

EMPLOYMENT AGREEMENTS

At this time, Techs Loanstar has not entered into any employment agreements with our sole officer and director. If there is sufficient cash flow available from our future operations, the company may in the future enter into employment agreements with our sole officer and director, or future key staff members.

ITEM 22.  FINANCIAL STATEMENTS

EXPERTS

Our financial statements for the period from inception to January 31, 2007 included in this prospectus have been audited by Moore & Associates, Chartered, 2675 S. Jones Blvd, Suite 109, Las Vegas, NV 89146 as set forth in their report included in this prospectus. Their report is provided on their authority as experts in accounting and auditing.

Tom Puzzo, ESQ., Attorney at Law, the Law Offices of Thomas E. Puzzo, PLLC, has acted as our legal counsel. Mr. Puzzo has provided his opinion on the legality of the 3,100,000 shares of common stock being registered on behalf of the selling security holders by way of this prospectus

Our fiscal year end is April 30th. We will provide audited financial statements to our stockholders on an annual basis; as prepared by an Independent Certified Public Accountant.

Our financial statements immediately follow:

                              TECHS LOANSTAR, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          INTERIM FINANCIAL STATEMENTS

                                 JANUARY 31 2007



















REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INTERIM BALANCE SHEETS

INTERIM STATEMENTS OF OPERATIONS

INTERIM STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

INTERIM STATEMENTS OF CASH FLOWS

NOTES TO INTERIM FINANCIAL STATEMENTS

MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Techs Loan Star Inc.


We have audited the accompanying balance sheet of Techs Loan Star Inc. as of January 31, 2007, and the related statements of operations, stockholders' equity and cash flows from Inception April 7, 2006 through January 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Techs Loan Star Inc. as of January 31, 2007 and the results of its operations and its cash flows from Inception April 7, 2006 through January 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses since inception totaling $5,011 and has not established operations which raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ MOORE & ASSOCIATES, CHARTERED

Moore & Associates Chartered
Las Vegas, Nevada
May 22, 2007



               2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NV 89146
                       (702) 253-7499 FAX (702) 253-7501



                              TECHS LOANSTAR, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             INTERIM BALANCE SHEETS


                                                                         January 31, 2007     April 30, 2006
____________________________________________________________________________________________________________

                                     ASSETS

CURRENT ASSETS
      Cash                                                                   $ 17,489            $      -
____________________________________________________________________________________________________________

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
      Due to related party (Note 5)                                          $      -            $  1,279
____________________________________________________________________________________________________________


STOCKHOLDERS' EQUITY (DEFICIT)
   Capital stock (Note 4)
     Authorized
      75,000,000 shares of common stock, $0.001 par value,
     Issued and outstanding
      10,100,000 shares of common stock (April 30, 2006 - 7,000,000)           10,100               7,000
   Additional paid-in capital                                                  12,400                   -
      Share Subscription Receivable                                                                (7,000)
   Deficit accumulated during the development stage                            (5,011)             (1,279)
____________________________________________________________________________________________________________

                                                                               17,489              (1,279)
____________________________________________________________________________________________________________

                                                                             $ 17,489            $      -
============================================================================================================


   The accompanying notes are an integral part of these financial statements.




                              TECHS LOANSTAR, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                        INTERIM STATEMENTS OF OPERATIONS


                                                                                        Cumulative from inception
                                           Three months ended     Nine months ended         (April 7, 2006) to
                                            January 31, 2007      January 31, 2007           January 31, 2007
_________________________________________________________________________________________________________________

EXPENSES

   Office and general                          $      95              $     732                 $  1,661
   Professional fees                               3,000                  3,350                    3,350
_________________________________________________________________________________________________________________

NET LOSS                                       $  (3,095)             $  (4,082)                $ (5,011)
=================================================================================================================

BASIC AND DILUTED LOSS PER SHARE               $    0.00              $    0.00
=================================================================================================================

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING - BASIC AND DILUTED         4,753,846              2,739,130
=================================================================================================================


   The accompanying notes are an integral part of these financial statements.




                              TECHS LOANSTAR, INC.
                          (A DEVELOPMENT STAGE COMPANY)

               INTERIM STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

               FROM INCEPTION (APRIL 7, 2006) TO JANUARY 31, 2006


                                                                                                  Deficit
                                                  Common Stock                                  Accumulated
                                               __________________   Additional      Share       During the
                                               Number of             Paid-in     Subscription   Development
                                                shares     Amount    Capital      Receivable       Stage       Total
______________________________________________________________________________________________________________________

Balance, April 7,2006                                  -  $     -    $      -        $  -         $     -     $      -

Common stock issued at $0.001 per share
   on April 21, 2006                           7,000,000    7,000           -           -               -            -

Net loss                                               -        -           -           -          (1,279)      (1,279)
______________________________________________________________________________________________________________________

Balance, April 30, 2006                        7,000,000    7,000           -           -          (1,279)      (1,279)

Proceeds received from share subscriptions
   receivable                                          -        -           -           -               -            -

Common stock issued at $0.005 per share.
   (May 1, 2006 to January 31, 2007)           3,100,000    3,100      12,400           -               -       15,500

Net loss                                               -        -           -           -          (3,732)        (637)
______________________________________________________________________________________________________________________

Balance, January 31, 2007                     10,100,000  $10,100    $ 12,400        $  -         $(5,011)    $ 17,489
======================================================================================================================


   The accompanying notes are an integral part of these financial statements.






                              TECHS LOANSTAR, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                        INTERIM STATEMENTS OF CASH FLOWS


                                                                                        Cumulative results of
                                                                                        operations from inception
                                           Three months ended     Nine months ended         (April 7, 2006) to
                                            January 31, 2007      January 31, 2007           January 31, 2007
_________________________________________________________________________________________________________________

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                     $  (3,095)             $  (3,732)                $  (5,011)
  Changes in operating assets and liabilities
      Amounts due to related party                                       (1,279)
_________________________________________________________________________________________________________________

NET CASH FROM OPERATING ACTIVITIES

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock               7,000                 22,500                    22,500
_________________________________________________________________________________________________________________

NET CASH FROM FINANCING ACTIVITIES                 3,905                 14,221                    22,500
_________________________________________________________________________________________________________________

NET INCREASE IN CASH                               3,905                 17,489                    17,489

CASH, BEGINNING                                   13,584                      -                         -
_________________________________________________________________________________________________________________

CASH, ENDING                                   $  17,489              $  17,489                 $  17,489
=================================================================================================================

Supplemental cash flow information:
Cash paid for:
  Interest                                     $       -              $       -                 $       -
=================================================================================================================

  Income taxes                                 $       -              $       -                 $       -
=================================================================================================================


   The accompanying notes are an integral part of these financial statements.


                              TECHS LOANSTAR, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO THE INTERIM FINANCIAL STATEMENTS

                                JANUARY 31, 2007

_______________________________________________________________________________


NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Techs Loanstar, Inc. (the "Company") is in the initial development stage and has incurred losses since inception totaling $5,011 The Company was incorporated on April 7, 2006 in the State of Nevada. The fiscal year end of the Company is April 30. The Company was organized to provide the loan management service and software for the equity and payday loan industry.

The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern. The Company is funding its initial operations by way of issuing Founders' shares and entering into a private placement offering for 4,000,000 shares at $0.005 per share. As of January 31, 2007, the Company had issued 7,000,000 Founders shares at $0.001 per share for proceeds of $7,000 which has been received by the Company and 3,100,000 shares at $0.005 per share for proceeds of $15,500, of which $15,500 has been received by the Company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
_______________________________________________________________________________

BASIS OF PRESENTATION

These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

USE OF ESTIMATES AND ASSUMPTIONS

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

INCOME TAXES

The Company follows the liability method of accounting for income taxes in accordance with Statements of Financial Accounting Standards ("SFAS") No.109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

NET LOSS PER SHARE

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, diluted loss per share is equal to basic loss per share.

FOREIGN CURRENCY TRANSLATION

The financial statements are presented in United States dollars. In accordance with SFAS No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the period. Related translation adjustments are reported as a separate component of stockholders' equity (deficit), whereas gains or losses resulting from foreign currency transactions are included in results of operations

STOCK-BASED COMPENSATION

The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123R, "SHARE-BASED PAYMENT." SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities that file as small business issuers will be required to apply SFAS No. 123R in the first interim or annual reporting period that begins after December 15, 2005. Management is currently evaluating the impact of the adoption of this standard on our results of operations and financial position.

In March 2005, the SEC staff issued Staff Accounting Bulletin ("SAB") No. 107, "SHARE-BASED PAYMENT," to give guidance on the implementation of SFAS No. 123R. Management will consider SAB No. 107 during the implementation of SFAS No. 123R.

RECENT ACCOUNTING PRONOUNCEMENTS

In September 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 157, "FAIR VALUE MEASURES" ("SFAS No. 157"). This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be the fiscal year beginning January 1, 2008. The Company is currently evaluating the impact of SFAS No. 157 but does not expect that it will have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans." This Statement requires an employer to recognize the over funded or under funded status of a defined benefit post retirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position, and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS No. 158 is effective for fiscal years ending after December 15, 2006. The Company does not expect that the implementation of SFAS No. 158 will have any material impact on its financial position and results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin ("SAB") No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements." SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006. The Company is currently evaluating the impact of adopting SAB No. 108 but does not expect that it will have a material effect on its financial statements.

NOTE 3 - FAIR VALUE OF FINANCIAL INSTRUMENTS
_______________________________________________________________________________

In accordance with the requirements of SFAS No. 107, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

NOTE 4 - CAPITAL STOCK
_______________________________________________________________________________

The Company's capitalization is 75,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

As of January 31, 2007, the sole Director had purchased 7,000,000 shares of the common stock in the Company at $0.001 per share with proceeds received by the Company totaling $7,000.

PRIVATE PLACEMENT

On April 21, 2006, the Company authorized a private placement offering of up to 4,000,000 shares of common stock at a price of $0.005 per share. The total amount to be raised in this financing is $20,000. As of January 31, 2007, the Company had issued 3,100,000 shares at $0.005 per share and received $15,500 from the sale of its private placement stock.

NOTE 5 - RELATED PARTY TRANSACTIONS
_______________________________________________________________________________

As of January 31, 2007, there are not any related party transactions outstanding.

NOTE 6 - INCOME TAXES
_______________________________________________________________________________

As of January 31, 2007, the Company had net operating loss carry forwards of approximately $5,011 that may be available to reduce future years' taxable income and will expire commencing in 2026. Availability of loss usage is subject to change of ownership limitations under Internal Revenue Code 382. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and, accordingly, the Company has recorded a full valuation allowance for the deferred tax asset relating to these tax loss carry forwards.

ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Our auditors are Moore & Associates, Chartered, operating from their offices in Las Vegas, Nevada. There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

               PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Presently the sole officer and director of Techs Loanstar, Inc. is not covered by liability insurance. However, Techs Loanstar's Articles of Incorporation state that the company may indemnify its officers, directors, employees, and agents to the full extent permitted by the laws of the State of Nevada. No other statute, charter provision, by-law, contract, or other arrangement to insure or indemnify a controlling person, director or officer of Techs Loanstar exists which would affect his liability in that capacity.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the registrant, are as follows:

     Legal and Accounting        $3,500
     SEC Filing Fee                   3
     Printing                       250
     Transfer Agent               2,100
     TOTAL                       $5,803

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

(a) PRIOR SALES OF COMMON SHARES

Techs Loanstar is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001. As of April 21, 2006, we have issued 7,000,000 common shares to our sole officer and director for total consideration of $7,000. In addition as of September 2006 we have issued 3,100,000 common shares for total consideration of $15,500 to a total of thirty-one (31) registered shareholders, all of whom reside outside the United States.

Techs Loanstar is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

During the past year, the company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

APRIL 21, 2006

We issued 7,000,000 common shares to the sole officer and director of the company for cash proceeds of $7,000, or $0.001 per share.

JUNE 16, 2006 TO SEPTEMBER 20, 2006

We issued 3,100,000 common shares to thirty-one (31) individual investors for cash proceeds of $0.005 per share.

(b) USE OF PROCEEDS

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of 1) the disclosure of the application of the offering proceeds, or 2) disclosure of the termination of this offering.

ITEM 27.  EXHIBITS

The following exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.                 DOCUMENT DESCRIPTION

    3.1         Articles of Incorporation of Techs Loanstar, Inc.
    3.2         Bylaws of Techs Loanstar, Inc.
    5.1 Opinion of Thomas E. Puzzo, PLLC regarding the legality of the securities being registered.
   23.1         Consent of Moore & Associates, Chartered.

(b) DESCRIPTION OF EXHIBITS

EXHIBIT 3.1

Articles of Incorporation of Techs Loanstar, Inc., dated April 7, 2006.

EXHIBIT 3.2

Bylaws of Techs Loanstar, Inc., approved and adopted on April 19, 2006.

EXHIBIT 5.1

Opinion of Tom Puzzo, Attorney at Law, the Law Offices of Thomas E. Puzzo, PLLC, 4216 NE 70th Street, Seattle, WA 98115, dated May 4, 2007, regarding the legality of the securities being registered.

EXHIBIT 23.1

Consent of Moore & Associates, Chartered , 2675 S. Jones Blvd., Suite 109; Las Vegas, NV 89146 dated June 5, 2007, regarding the use in this registration statement of their report of the auditors and financial statements of Techs Loanstar, Inc. for the period ending January 31, 2007.

ITEM 28. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) To include any additional or changed material information on the plan of distribution.

2. For determining any liability under the Securities Act , treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchasers by means of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

     (iii) The portion of any free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

     (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.


                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, on June 8 2007.



TECHS LOANSTAR, INC.

/s/  GARY PIZZACALLA
_____________________________
Gary Pizzacalla
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer.

Know all men by these present, that each person whose signature appears below constitutes and appoints Gary Pizzacalla, as agent, with full power of substitution, for his and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated:

/s/  GARY PIZZACALLA
_____________________________
Gary Pizzacalla
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer.

June 8, 2007